UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________

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Check the appropriate box:

□    Preliminary Proxy Statement

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☒   Definitive Proxy Statement

□     Definitive Additional Materials

□     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SAN LOTUS HOLDING INC.

(Name of Registrant as Specified in Its Charter)

_____________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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□     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)                    Title of each class of securities to which transaction applies:

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4)                    Date Filed:

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SAN LOTUS HOLDING INC.

Suite 23, 3301 Spring Mountain Rd,

Las Vegas, NV 89102

702-776-8066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2015.

Dear Stockholders of San Lotus Holding Inc.:

You are cordially invited to attend the 2015 Annual Meeting of stockholders of San Lotus Holding Inc., a Nevada corporation (the "Company"), to be held on Monday, June 1, 2015 at 3:00 p.m. ( Taiwan Time) at No. 185 Kewang Rd, Longtan Township, Taoyuan City 325, Taiwan (R.O.C).

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to:

(1)      ratify the Annual Report on Form 10-K of Company for the year ended on December 31, 2014

(2)      elect Three Class I directors of the Company;

(3)      elect Four Class II directors of the Company;

(4)      ratify the appointment of WLCC Accountancy Corp.  as our independent registered public accounting firm for the fiscal year as of December 31, 2015 and fiscal quarters during 2015; and

(5)      transact any other business that properly comes before the meeting or any adjournment(s) of the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 15, 2015. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Sincerely yours,

/s/Chen, Li-Hsing

__________________

Chen, Li-Hsing

President

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

   -  The date, time and location of the meeting;

   -  A list of the matters intended to be acted on and our recommendations regarding those matters; and

 - Information about voting by mail, electronically or attending the meeting and voting in person.

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

SAN LOTUS HOLDING INC.

Suite 23, 3301 Spring Mountain Rd,

Las Vegas, NV 89102

702-776-8066

__________________________________________

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

to be held on Monday, June 1, 2015 at 3:00 p.m. local time, Taiwan(R.O.C)

___________________________________________

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by the Board of Directors of San Lotus Holding Inc. ("San Lotus") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 3:00 p.m. (Taiwan Local Time) on Monday, June 1, 2015, and any postponements or adjournments thereof.?

QUESTIONS AND ANSWERS

               The information provided in the question and answer format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

               You will be voting on:

-          the ratification of the Annual Report on Form 10-K of Company for the year ended on December 31, 2014;

-          the election of three Class I directors to hold office until the 2017 annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal

-          the election of four Class II directors to hold office until the 2016 annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;

-          the ratification of the appointment of WLCC Accountancy Corp.  as our independent registered public accounting firm for the fiscal year as of December 31, 2015 and fiscal quarters during 2015; and

-          any other business that may properly come before the meeting.

How does the Board of Directors recommend I vote on these proposals?

               The Board of Directors recommends a vote:

-          FOR the ratification of the Annual Report on Form 10-K of Company for the year ended on December 31, 2014;

-          FOR the election of Chen, Li-Hsing; Yu, Chien-Yang; and Chen, Kuan-Yu, our nominees for Class I directors;

-          FOR the election of Kwong, Edwin;  Chen, Chuan-Chung; Chang, Fong-Bing; and Lai, Chia-Ling, our nominees for Class II directors; and

-          FOR the appointment of the appointment of WLCC Accountancy Corp.  as our independent registered public accounting firm for the fiscal year as of December 31, 2015 and fiscal quarters during 2015.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 15, 2015, the record date, may vote at the Annual Meeting. As of the record date, we had 12,537,558  shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of San Lotus will be entitled to one vote for each share of common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and Notice of the Annual Meeting (the "Notice") was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Who is San Lotus Holding Inc.'s transfer agent and how may I contact them?

San Lotus's transfer agent is Computershare Inc. and Computershare Trust Company, N.A.(the "Computershare"). You may e-mail Computershare or you can call Computershare at (303) 262 0678, Monday through Friday between 9:00am-5:00pm ET. Materials may be mailed to Computershare at:

Computershare Inc.

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

How do I vote?

               If you are a stockholder of record, you can submit a proxy to be voted at the meeting in the following ways:

-          Vote By Mail: You can vote by mail by completing the proxy card, date it and sign it, and mail the proxy to our offices at 3F B302C, No. 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan (R.O.C.), Attn: Chen, Kuan-Yu, Secretary, so that it is received prior to the Annual Meeting; or

-          Vote In Person: You can attend the Annual Meeting in person where you may vote by written ballot.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

-	returning a later-dated proxy card so that it is received before the Annual Meeting;

-	notifying the Secretary of San Lotus, in writing, at the address listed on the front page; or

-	completing a written ballot at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Nevada state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither "for" nor "against" a matter but are also counted in the determination of a quorum.

How many votes are needed for approval of each matter?

-         Proposal No. 1 and 4: The approving to ratify the Annual Report on Form 10-K of San Lotus for the year ended December 31, 2014 and to ratify the appointment of WLCC Accountancy Corp. for the fiscal year as of December 31, 2015 as well as fiscal quarters during 2015 must receive the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved. Abstentions will have no effect on the outcome of this proposal.

-         Proposal No. 2 and 3: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors. As a result, any shares not voted "for" a particular nominee will not be counted in such nominee's favor.

How are proxies solicited for the Annual Meeting?

           The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by San Lotus. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request "householding" of your communications, please contact the Company or your broker. Once you have elected "householding" of your communications, "householding" will continue until you are notified otherwise or until you revoke your consent.

Is my vote confidential?

Proxy instructions, ballot, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within San Lotus or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

               The following table provides the names and addresses of each person known to us to own more than 5 percent of our outstanding shares of common stock as of April 15, 2015 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the stockholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name & Address of Beneficial Owners	Number of Shares Beneficial Owned	Percentage
Common	Yu, Chien-Yang(1) Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	5,744,019	45.81%
Common	Chen, Kuan-Yu(2) Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	772,169	6.16%
Common	Lin, Mu-Chen Office B302C, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	1,200	-
Common	Chen Tseng, Chih-Ying 9971 Deagle Road Richmond, British Columbia Canada V7A 1P9	78,213	0.62%
Common	Chen,Li-Hsing 9971 Deagle Road Richmond, British Columbia Canada V7A 1P9	7,690	0.06%
Common	Kwong, Edwin 1535 Ruby Ct, Diamond Bar, CA 91765	-	-
Common	Wu, Tsung-Lun Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	-	-
Common	Lai, Chia Ling Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	1,200	-
Common	Yueh,Jung-Lin Office B302C, 185 Kewang Road, Longtan Township,Taoyuan County 325, Taiwan(R.O.C)	-	-
Common	Chiang, Yu-Chang(3) 1, No. 1 93, Yangguan Street Neihu District, Taipei City 114, Taiwan (R.O.C.)	1,200	-

Common	Da Chuang Business Management Consultant Co. Ltd(4) 3F., No.132, Gongyi Rd., West Dist., Taichung City 403, Taiwan (R.O.C.)	1,283,794	10.24%
Common	DENG DONG LTD. 1st Floor, Dekk House, Zippora Street, Providence Industrial Estate, Mahe, Republic of Seychelles	-	-
Common	Green Forest Management Consulting Inc. Office B302D, 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan(R.O.C)	1,815,415	14.48%

(1)

(i)15,159 shares of common stock beneficially owned by Songhai Mgt. Consulting Co. Ltd., a Taiwan (R.O.C.) limited company, over which Mr. Yu exercises voting and investment control.(ii) 14,268 shares of common stock beneficially owned by Yu, Chien-Yang. (iii) 600,801 shares of common stock beneficially owned by Darkin Ltd, a Seychelles limited company, over which Mr. Yu exercises voting and investment control. (iv) 66,756 shares of common stock beneficially owned by Ocean Reserve Ltd, a Seychelles limited company, over which Mr. Yu exercises voting and investment control. (v.) 73,188 shares of common stock beneficially owned by Ping East Ltd, a Seychelles limited company, over which Mr. Yu exercises voting and investment control. (vi.) 4,713,847 shares of common stock beneficially owned by Gold Piven Ltd., a British Virgin Islands limited company, over which Mr. Yu exercises voting and investment control. (vii) 260,000 shares of common stock beneficially owned by Big Head Fish Ltd., a Seychelles limited company, over which Mr. Yu exercises voting and investment control.

(2)

(i) 25,413 shares of common stock beneficially owned by Chen, Kuan-Yu. (ii) 680,000 shares of common stock beneficially owned by Wang Wang Ltd, a Seychelles Limited Company, over which Mr. Chen exercises voting and investment control. (iii) 66,756 shares of common stock beneficially owned by Allegro Equity Ltd., a Seychelles limited company, over which Lia Wang, Mr. Chen's wife, exercises voting and investment control.

(3)

(i) Chiang Yu-Chang is chairman of our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) company. (ii) Consists of 1,200 shares of common stock beneficially owned by Chiang Yu-Chang.)

(4) Da Chuang Business Management Consultant Co., Ltd., a Taiwan (R.O.C.) corporation, is 7.59 percent owned by Chen, Kuan-Yu; 14.31 percent owned by Yu, Chien-Yang; 1.06 percent owned by Chiang Yu-Chang; 0.34 percent owned by Wu, Tsung Lun; and 0.06 percent owned by Lai, Chia-Ling. Mr. Chen exercises voting and investment control.)

(5)	Based on 12,537,558 shares of common stock outstanding as of April 15, 2015.

PROPOSAL NO. 1

Ratification of the Annual Report on Form 10-K of San Lotus Holding Inc. for the year ended on December 31, 2014

The Board of Directors proposes to ratify the Annual Report on Form 10-K of San Lotus Holding Inc. (the "Company") for the year ended on December 31, 2014.

Vote Required and Board of Directors' Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, by the stockholders entitled to vote at the annual meeting of stockholders, either in person or by proxy, is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" TO RATIFY THE ANNUAL REPORT ON FORM 10-K OF SAN LOTUS HOLDING INC. FOR THE YEAR ENDED ON DECEMBER 31, 2014.

PROPOSAL NO. 2 AND NO. 3

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Bylaws provided for a classified board of 7 to 15 directors consisting of two classes of directors, with Class I directors serving two-year terms and Class II directors elected annually. Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The nominees for class I and class II of directors are set forth in the table below.

Our Bylaws provided that our Board of Directors or our stockholders may fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the two classes as the Board of Directors determines in its discretion.

Nominees	Class	Age	Position	Year Elected Director	Current term expires	Expiration of term For which nominated
Chen, Li-Hsing	I	67	Director	2013	2015	2017
Yu, Chien-Yang	I	45	Director	2013	2015	2017
Chen, Kuan-Yu	I	38	Director	2013	2015	2017
Kwong, Edwin	II	54	Director	2014	2015	2016
Chen, Chuan-Chung	II	46	Director	-	-	2016
Chang, Fong-Bing	II	66	Director	-	-	2016
Lai, Chia Ling	II	28	Director	2014	2015	2016

Class I Nominees for Director

Chen, Li-Hsing, President, Chairman and Director , Age 67

Chen Li-Hsing has been our President and a director since 2011. Mr. Chen was named Chairman of the Board of Directors in 2013. Mr. Chen has also been the Chief Executive Officer of USA XO Tours Inc., a California-based travel agency, for the past five years. He is also the Chief Executive Officer of TBWTV Inc., a California television station, a position he has held since 2011. Mr. Chen is an experienced executive who we believe brings along the work experience necessary in starting up a business in the travel/leisure industry. Prior to joining USA XO Tours Inc., from 1996-2006, Mr. Chen owned and managed Century International High School, a Vancouver, British Columbia high school geared toward international students desiring to obtain a Canadian diploma and pursue post-secondary education in Canada. During that same time period, Mr. Chen also owned and operated Century College, a Vancouver, British Columbia post-secondary school established in 1996 focused on teaching English as a Second Language to foreign students. Mr. Chen obtained his Ph.D. in Education from Spalding University in Kentucky, a Master's degree in Public Administration from the University of San Francisco in California and a Bachelor's degree in architecture from National Taipei University of Technology in Taiwan. Mr. Chen is the husband of our Chief Executive Officer, Chen Tseng Chih Ying. Mr. Chen resides in Vancouver, British Columbia and California.

Yu, Chien-Yang, Vice President and Director, Age 45

Yu Chien-Yang has been our Vice President and a director since 2011. He has been an owner/operator of his own business for the past 20 years. He built and operated his own gift and premium goods business (items such as corporate gifts, pens, bags, and umbrellas with corporate logos) both on the manufacturing front and the wholesale end. Mr. Yu is currently the President of Songhai Mgt Consulting Company LTD, a Taiwan company. Mr. Yu previously was the owner and operator for Jin Su Limited, a souvenir design firm based in Taiwan, and Chuang Ju International Limited, a manufacturing company based in Taiwan. Mr. Yu serves on the board of several private companies and also involved in the management of several private entities. We believe his experience building and running businesses will be beneficial to us. Mr. Yu resides in Taiwan.

Chen, Kuan-Yu, Secretary, Age 38

Chen Kuan-Yu has served as our Secretary since 2011. From 2010 to 2011, Mr. Chen served as an Associate Director with AON Corporation in Hong Kong. From 2008 to 2009, Mr. Chen was a Senior Consultant with LI Far East Limited, a Hong Kong company. From 2007 to 2008, Mr. Chen was a Manager with Deloitte Actuarial and Insurance Solutions in Hong Kong. From 2000 to 2006, Mr. Chen was an Actuary with MetLife, where he was based in New York for four years and in Taiwan for two years. Mr. Chen received his B.A. in Applied Mathematics from Queen's University in Canada in 2000 and was qualified as an actuary by the Society of Actuaries in 2004. Mr. Chen serves on the boards of several private companies and is involved in the management of several private enterprises. Mr. Chen resides in Hong Kong and Taiwan.

Kwong, Edwin, Director, Age 54

Kwong, Edwin  is the President, CEO of GUI Corporations dba Mega Productions; HempCon Inc; and American Youth Obesity Research and Prevention Foundation. Mr. Kwong earned his bachelor's degree in mathematics and computer science from the University of California, Los Angeles, and earned his master's degree in computer science from the University of South California in 1986. After working for computer industry for many years, he left the computer industry in 1992 to begin his career as an entrepreneur. We believe his abundant experiences in company managements will be beneficial to us in overseeing our business. Mr. Kwong resides in California.

Chen, Chuan-Chung, Director, Age 46

Chen, Chuan-Chung is the president of Autarky Management Consulting Inc. He is involved in all aspects of the business, from client facing functions to engagement execution in management consulting. Mr. Chen established his own law firm in 1999, Chen & Associates, which mainly provided local and international legal and commercial services. He was a legal counsel for over 300 middle and small sized enterprises. Mr. Chen was also active in providing pro bono representation for government bodies and non-profit organizations, such as Taoyuan County; Taoyuan City; and National Taipei University. Furthermore, he gained extensive experience in the government. Mr. Chen qualified as a civil servant; judge; prosecutor; and attorney by passing various national examinations in 1993 and 1994. He was an official of Taiwan's Ministry of Finance, focusing on consumer dispute resolution in the insurance industry. Mr. Chen resides in Taoyuan, Taiwan.

Chang, Fong-Bing, Director, Age 66

Chang, Fong-Bing, is currently the senior advisor to Song-Hai Management Consulting Co Ltd. He is involved in the Company with various projects in the corporate planning for development of travel and tourism business. Mr. Chang was employed with China Airlines, the leading air carrier of Taiwan, for nearly 39 years. He was experienced numerous high level managerial positions in China Airline such as the Vice President of the Americas, Vise President of the Mainland China, General Manager of South Africa, General Manager of Germany, and General Manager of Shanghai, Houston, Beijing and Los Angeles respectively. Mr. Chang was retired from China Airline in 2013, his well and thorough business experiences will be beneficial to the Corporate. Mr. Chang holds his bachelor degree in Political Science at Chinese Culture University, Taiwan. He is married with three children and resides in Kaohsiung, Taiwan.

Lai, Chia Ling , Director, Age 28

Lai, Chia Ling  is a human resources manager at Autarky Services Inc since 2012. Ms. Lai earned her bachelor''s degree in Education at National Taitung University, Taiwan. Based on her experiences in human resources and business administration, we believe Ms. Lai 's business experience and ability will be beneficial to the Company. Ms. Lai resides in Taoyuan, Taiwan.

Vote Required

Assuming a quorum is present, a plurality of the votes cast at the annual meeting of stockholders by the stockholders entitled to vote in the election, either in person or by proxy, is required to elect the director nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES OF DIRECTORS NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies certain information about our directors and executive officers as of April 15, 2015. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Position	Age
Chen, Li-Hsing	President and Director	67
Chen,Tseng Chih-Ying	Chief Executive Officer	56
Lin, Mu-Chen	Chief Financial Officer	35
Yu,Chien-Yang	Vice President and Director	45
Chen,Kuan-Yu	Secretary and Director	38
Kwong, Edwin	Director	54
Wu, Tsung Lun	Director	30
Chang, Kai	Director	40
Yueh, Jung-Lin	Director	64
Lai, Chia Ling	Director	28

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Chen, Li-Hsing, has been our President and a director since 2011. Mr. Chen was named Chairman of the Board of Directors in 2013. Mr. Chen has also been the Chief Executive Officer of USA XO Tours Inc., a California-based travel agency, for the past five years. He is also the Chief Executive Officer of TBWTV Inc., a California television station, a position he has held since 2011. Mr. Chen is an experienced executive who we believe brings along the work experience necessary in starting up a business in the travel/leisure industry. Prior to joining USA XO Tours Inc., from 1996-2006, Mr. Chen owned and managed Century International High School, a Vancouver, British Columbia high school geared toward international students desiring to obtain a Canadian diploma and pursue post-secondary education in Canada. During that same time period, Mr. Chen also owned and operated Century College, a Vancouver, British Columbia post-secondary school established in 1996 focused on teaching English as a Second Language to foreign students. Mr. Chen obtained his Ph.D. in Education from Spalding University in Kentucky, a Master's degree in Public Administration from the University of San Francisco in California and a Bachelor's degree in architecture from National Taipei University of Technology in Taiwan. Mr. Chen is the husband of our Chief Executive Officer, Chen Tseng Chih Ying. Mr. Chen resides in Vancouver, British Columbia and California.

Chen, Tseng Chih-Ying has served as our Chief Executive Officer and a director since 2011. She has been the President of XO Tours Canada Ltd., a Canadian travel agency, for the past 15 years. She is an experienced executive who we believe brings along the work experience and knowledge necessary to start up and run a business in the travel and leisure industry. Mrs. Chen obtained a Master's degree in Public Administration from the University of San Francisco in California and received a Bachelor's degree in Chinese Literature from Providence University in Taiwan. Mrs. Chen is the wife of our President, Mr. Chen Li Hsing. Ms. Chen resides in Vancouver, British Columbia and California.

Lin, Mu-Chen has served as our Chief Financial Officer since 2011. From 2006 to 2009, Ms. Lin was an auditor at Price Waterhouse Coopers in Taiwan. From 2003 to 2005, Ms. Lin served as an auditor at Earnest & Co., CPAs. Ms. Lin obtained a Bachelor of Commerce at Soochow University, Taiwan, in 2003 and was certified as a public accountant in Taiwan in 2008. Ms. Lin serves on the boards of several private companies and acts as internal accountant for several private companies. Ms. Lin resides in Taiwan.

Yu, Chien-Yang has been our Vice President and a director since 2011. He has been an owner/operator of his own business for the past 20 years. He built and operated his own gift and premium goods business (items such as corporate gifts, pens, bags, and umbrellas with corporate logos) both on the manufacturing front and the wholesale end. Mr. Yu is currently the President of Songhai Mgt Consulting Company LTD, a Taiwan company. Mr. Yu previously was the owner and operator for Jin Su Limited, a souvenir design firm based in Taiwan, and Chuang Ju International Limited, a manufacturing company based in Taiwan. Mr. Yu serves on the board of several private companies and also involved in the management of several private entities. We believe his experience building and running businesses will be beneficial to us. Mr. Yu resides in Taiwan.

Chen, Kuan-Yu has served as our Secretary since 2011. From 2010 to 2011, Mr. Chen served as an Associate Director with AON Corporation in Hong Kong. From 2008 to 2009, Mr. Chen was a Senior Consultant with LI Far East Limited, a Hong Kong company. From 2007 to 2008, Mr. Chen was a Manager with Deloitte Actuarial and Insurance Solutions in Hong Kong. From 2000 to 2006, Mr. Chen was an Actuary with MetLife, where he was based in New York for four years and in Taiwan for two years. Mr. Chen received his B.A. in Applied Mathematics from Queen's University in Canada in 2000 and was qualified as an actuary by the Society of Actuaries in 2004. Mr. Chen serves on the boards of several private companies and is involved in the management of several private enterprises. Mr. Chen resides in Hong Kong and Taiwan.

Kwong, Edwin is the President, CEO of GUI Corporations dba Mega Productions; HempCon Inc; and American Youth Obesity Research and Prevention Foundation. Mr. Kwong earned his bachelor's degree in mathematics and computer science from the University of California, Los Angeles, and earned his master's degree in computer science from the University of South California in 1986. After working for computer industry for many years, he left the computer industry in 1992 to begin his career as an entrepreneur. We believe his abundant experiences in company managements will be beneficial to us in overseeing our business. Mr. Kwong resides in California.

Wu, Tsung-Lun is an independent financial consultant since 2012. Mr. Wu previously served as a financial analyst for D&J Group from 2010 to 2011. During that time, he managed client relationship for both individual and institutional clients, including several listed companies in Taiwan. Mr. Wu majored in mechanical engineering at the National Taiwan University and is a CFA charterholder. Mr. Wu resides in Taipei.

Chang, Kai  is president of AHI Sound Inc since March 2013. Mr. Chang earned his bachelor's degree in Chinese Literature from the University of California, Irvine. Based on his experience in media planning and production, we believe Mr. Chang's knowledge and industry contacts will be beneficial to the Company. Mr. Chang resides in California.

Yueh, Jung- Lin is General Manager of Gold Sponsor Enterprises, where he served in such capacity since 2002 in Thailand. Mr. Yueh managed Golden Strokes Enterprise Co., Ltd. as Chairman since 1990. Gold Sponsor Enterprises and Golden Strokes Enterprises Co., Ltd. are companies specializing in the manufacture and supply of footwear and luggage. The companies also have operations in supplying automobile parts, electrical, packaging and various other industrial components. Mr. Yueh has an Associate Degree in Business Administration from Tunghai University. We believe Mr. Yueh's business experience and insight will be beneficial to us in overseeing our business. Mr. Yueh resides in Thailand.

Lai, Chia Ling  is a human resources manager at Autarky Services Inc since 2012. Ms. Lai earned her bachelor''s degree in Education at National Taitung University, Taiwan. Based on her experiences in human resources and business administration, we believe Ms. Lai 's business experience and ability will be beneficial to the Company. Ms. Lai resides in Taoyuan, Taiwan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and holders of more than 10 percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of the Company.

Based solely on our review of the copies of such reports received by us, we believe that for the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and 10 percent stockholders were complied with, except  that  Chen, Li-Hsing; Chen, Tseng Chih-Ying; Yu, Chien-Yang;  Chen, Kuan-Yu;  Lin, Mu-Chen; and Yueh, Jung- Lin were each late in filing Form 4 and Form 5, and, Kwong, Edwin and Lai, Chia Ling were each late in filing Form 3 upon their appointment to our board. The delays in filing were due to administrative errors.

Meetings and Committees; Management Matters

The Board of Directors held two (2) formal meetings during the year ending December 31, 2014. The Board of Directors will be meeting periodically going forward now that we are an SEC reporting company. We do not have a formal policy regarding attendance by members of our board of directors at the annual meeting of stockholders, but we strongly encourage all members of our board of directors to attend the annual meeting of stockholders and expect such attendance except in the event of exigent circumstances.

Our Board of Directors has the audit committee; nominating committee; and compensation committee consisted of our independent directors. At present, the committees above are responsible for management matters regarding audit; nominating; and compensation.

Nominating Committee

Our Board of Directors has a nominating committee. Our nominating committee uses a variety of methods for identifying and evaluating nominees for director. It regularly assesses the appropriate size of the Board of Directors and whether any vacancies exist or are expected to due to retirement or otherwise. If vacancies exist, are anticipated to exist or otherwise arise, our nominating committee considers various potential candidates for director. Candidates may come to the committee's attention through current members of our Board of Directors, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating committee and may be considered at any point during the year. Our nominating committee will consider candidates for director that are nominated by stockholders in accordance with the procedures regarding the inclusion of stockholder proposals in proxy materials set forth in the section entitled "Stockholder Proposals" in this proxy statement. In evaluating such recommendations, our nominating committee uses the qualifications and standards discussed below and seeks to achieve a balance of knowledge, experience and capability on our Board of Directors.

Qualifications for consideration as a director may vary according to the particular areas of expertise that may be desired in order to complement the qualifications that already exist among our Board of Directors. Among the factors that our nominating committee consider include independence, financial literacy, business experience, character, judgment and strategic vision. Other considerations would be their knowledge of issues affecting our business, their leadership experience and their time available for meetings and consultation on company matters. Our nominating committee seek a diverse group of candidates who possess the background skills and expertise to make a significant contribution to our Board of Directors; company; and our stockholders.

Stockholder Communications

Our Board of Directors has implemented a process for our stockholders to send communications to our Board of Directors. Any stockholder desiring to communicate with our Board of Directors, or with specific individual directors, may do so by writing to Mr. Chen, Kuan Yu, Corporate Secretary, San Lotus Holding Inc., 3F B302C, No. 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan (R.O.C.). Our Corporate Secretary has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our Corporate Secretary will submit a stockholder's correspondence to our Chairman of the Board of Directors, or to any specific director to whom the correspondence is directed.

Code of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission (the "SEC") rules. To the extent required by applicable SEC rules, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.sanlotusholding.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

There has been no compensation awarded to, earned by, or paid to any of our executive officers or directors for the period from inception through  December 31, 2014.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through December 31, 2014.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised for the period from inception through December 31, 2014 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan Awards Table

There were no long-term incentive plan awards made to named executive officers in the last completed fiscal year under any long-term incentive plan.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors on our Board of Directors and the Board of Directors has the authority to fix the compensation of directors. At present, no amounts have been paid to, or accrued to, directors in such capacity. At present Wu, Tsung-Lun;  Lai, Chia Ling;  Kwong, Edwin; Yueh Jung-Lin; and Chang, Kai are considered independent directors.

Employment Agreements

At present, we have no employment agreements with any of our executive officers. We will enter into compensation plans with our executive officers as our business develops.

Indemnification arrangements

Our Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada Revised Statutes governing corporations. Consequently, San Lotus shall have the power to indemnify any director, officer, employee and agent of San Lotus who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right to procure a judgment in its favor) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, provided that the Board of Directors shall find that the director, officer, employee or agent acted in good faith and in a manner which such person reasonably believed in the best interests of San Lotus and, in the case of criminal proceedings, had no reasonable cause to believe the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that such person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of San Lotus or that such person had reasonable cause to believe such person's conduct was unlawful.

Our bylaws allow for the indemnification of directors, officers, employees or agents of the corporation, should any of those individuals be threatened with or made a party to any legal action concerning actions they took on behalf of the Company, so long as the Board of Directors determines that the director, officer or employee acted in good faith and in a manner reasonably believed to be in the bests interests of the Company. We believe that these charter provisions are necessary to attract and retain qualified persons such as directors, officers and key employees. At this time, we have not entered into any indemnification agreements with our officers, directors or employees. We plan to maintain directors' and officers' liability insurance in the near future.

The limitation of liability and indemnification provisions in our Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Party Transactions

1.       Sale of 29,332.7000 square meters of land located in the Xinhua section of Xinpi township, Pingtun county, Taiwan (R.O.C.) which was disclosed in our annual report on Form-10K filed on March 30, 2015

On December 4, 2014, our subsidiary, Green Forest Management Consulting Inc. ("Green Forest"), a Taiwan corporation, sold to Mr. Yu, Chien-Yang, our vice president and director, 29,332.7000 square meters of undeveloped land in the Xinhua Section of Xinpi Township, Pingtun County, Taiwan (R.O.C.) (the "Land-2") by entering into a land selling agreement. The transaction and all pertinent contracts in the transaction is disclosed in this Annual Report on Form 10-K. Mr. Yu, Chien-Yang purchased the Land for TWD$53,238,851 (US$1,815,415) (the "Purchase Price"). Mr. Yu, Chien Yang shall pay the Purchase Price to Green Forest by transferring to Green Forest the 1,815,415 shares of common stock in San Lotus Holding Inc., par value US$1. As a result of this transaction, Green Forest's beneficial ownership in San Lotus Holding Inc. shall become from 0% to 28.62%. Mr. Yu, Chien-Yang's beneficial ownership in San Lotus Holding Inc. shall become from 17.40% to 0.24%. Mr. Chen, Kuan-Yu's beneficial ownership in San Lotus Holding Inc. shall become from 12.17% to 0.72%.

2.       Acquisition of Mao Ren International Inc. which was disclosed in our current report on Form 8-K filed on April 2, 2015

On March 31, 2015, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation, entered into a stock purchase agreement to purchase Mao Ren International Inc. from its shareholders, Chiu, Pao-Chi,  Chiun Jing Inc.,  Haug Inc.,  Jiu Bang Inc., and Wan Fu Inc., to acquire 100 percent of the outstanding share of common stock in Mao Ren in exchange for US$1.

3.       Acquisition of 76,435 square meters of land located in Zaoqiao Township and Touwu Township Miaoli County, Taiwan (R.O.C.) which was disclosed in our current report on Form 8-K filed on April 3, 2015

On March 31, 2015, our wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation ("Green Forest"), entered into a land purchase agreement with Yu, Chien-Yang to acquire 35,251 square meters of land in Dataoping Section of Zaoqiao Township, Miaoli County, Taiwan (R.O.C.) and 41,184 square meters of land in Laotianliao Section of Touwu Township, Miaoli County, Taiwan (R.O.C.), all of which is 76,435 square meters (the "Land").

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has approved to appoint WLCC Accountancy Corp. as our independent registered public accounting firm for the fiscal year as of December 31, 2015 and fiscal quarters during 2015, which is disclosed in our current report on Form-8K filed on May 6, 2015.

Notwithstanding its selection, and even if our stockholders ratify the selection, our Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of San Lotus and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of WLCC Accountancy Corp. as our independent registered public accounting firm for the fiscal year as of December 31, 2015 and fiscal quarters during 2015.

Our Board of Directors is submitting the selection of WLCC Accountancy Corp. to our stockholders because we value our stockholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of WLCC Accountancy Corp. will be present at the Annual Meeting, whether in person, telephonically or electronically, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders in person or telephonically.

Fees Paid to the Independent Registered Public Accounting Firm

Fees paid to our predecessor auditor

Below is the table of Audit Fees (amounts in US$) billed by our auditor, KCC & Associates, for services rendered in connection with the audit of the Company's annual financial statements for the years ended December 31, 2013 and 2014:

Financial Statements for the Year Ended December 31	Audit Services	Audit Related Fees	Tax Fees	Other Fees

2013                                $50,300                                                                                      $0                                 $0                            $0

2014                                $20,000                                                                                      $0                                 $0                            $0

Fees paid to our successor auditor

Below is the table of Audit Fees (amounts in US$) billed by our successor auditor, WLCC Accountancy Corp., for services rendered in connection with the audit of the Company's annual financial statements for the years ended December 31, 2015:

Financial Statements for the Year Ended December 31	Audit Services	Audit Related Fees	Tax Fees	Other Fees

2015                                 $60,000                                                                                      $0                                $0                          $0

Fees of Audit Services consist of fees billed for professional services in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements.

Auditor Independence

Under its charter, the audit committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, WLCC Accountancy Corp. ( the "WLCC"). To date, WLCC has not performed any non-audit related services for the Company. In the event the Company requires non-audit services from WLCC, the audit committee will need to review the matter and determine whether the rendering of such non-audit services for tax compliance, structure advice or other matters by WLCC Accountancy Corp. is compatible with maintaining the principal accountants' independence.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Vote Required and Board of Directors' Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, by the stockholders entitled to vote at the annual meeting of stockholders, either in person or by proxy, is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF WLCC ACCOUNTANCY CORP.

ADDITIONAL INFORMATION

Stockholder Proposals for 2016 Annual Meeting

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2016 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 21, 2015. Such proposals must be delivered to the Secretary of San Lotus at the address listed on the front page.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or our agents. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.

2015 Annual Report

A copy of our 2015 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2014 and our 2015 proxy statement, each as filed with the SEC, is being mailed with this proxy statement. If, for any reason, you do not receive your copy of the Annual Report, please contact Mr. Kuan Yu Chen, Secretary, San Lotus Holding Inc., 3F B302C, No. 185 Kewang Road, Longtan Township, Taoyuan County 325, Taiwan (R.O.C.).

OTHER MATTERS

We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

By Order of the Board of Directors,
/s/ Chen, Li-Hsing
Dated: May 7, 2015	Chen, Li-Hsing
Taoyuan County, Taiwan (R.O.C.)	PRESIDENT OF THE BOARD